AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2001

POST-EFFECTIVE AMENDMENT NO. 1 TO FILE NO. 333-59977

POST-EFFECTIVE AMENDMENT NO. 2 TO FILE NO. 33-43420

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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GENERAL ELECTRIC CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK	13-1500700
(State of incorporation)	(I.R.S. Employer Identification Number)

260 LONG RIDGE ROAD

STAMFORD, CONNECTICUT 06927

(203) 357-4000

(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

--------------------

GLENN J. GOGGINS

ASSOCIATE GENERAL COUNSEL -- TREASURY OPERATION AND ASSISTANT SECRETARY

201 HIGH RIDGE ROAD

STAMFORD, CONNECTICUT 06905

(203) 357-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement as determined by market conditions.

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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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This Registration Statement contains two prospectuses: the attached prospectus relating to the GE Interest Advantage Program, and the prospectus relating to the GE Interest Plus Program, the current version of which was filed by GE Capital with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 on November 1, 2000.

The information in this prospectus is not complete and may be changed. A post-effective amendment to the registration statement relating to the Interest Advantage Program series of securities has been filed with the Securities and Exchange Commission. Securities of the Interest Advantage Program may not be sold nor may offers to buy these securities be accepted prior to the time the post-effective amendment to the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

GENERAL ELECTRIC CAPITAL CORPORATION

$ 3,000,000,000

VARIABLE DENOMINATION FLOATING

RATE DEMAND NOTES

The GE Interest Advantage Program is designed to provide you with a convenient means of investing funds directly with General Electric Capital Corporation ("GE Capital").

  The Notes will pay interest above the average rate of taxable U.S. money market funds. The Notes will be similar in yield and legal obligation to our commercial paper, which is available only in large denominations to investors that are generally excluded from the Program.
  You may have us repay your Notes at any time.
  Investments in Notes will be represented by a Program Account established for you by the agent bank appointed by us. The Notes will not be represented by a certificate or any other instrument evidencing our indebtedness.

Some important warnings you should consider:

  We reserve the right to modify, withdraw, or cancel the offer made by this prospectus at any time.
  An Account is not equivalent to a deposit or other bank account and is not subject to the protection of the Federal Deposit Insurance Corporation or any other insurance.
  The Program is not subject to the requirements of the Investment Company Act of 1940 (including diversification of investments) or the Employee Retirement Income Security Act of 1974.
  All investments in the Notes are obligations of GE Capital and are not obligations of or guaranteed by General Electric Company, the Agent Bank or any other company.
  The weekly interest rate paid on investments in the Notes may not provide a basis for comparison with other investments which use a different method of calculating a variable yield or which pay a fixed yield for a stated period of time.

For information regarding the GE Interest Advantage Program, please call 1-800-242-0134.

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Please read this prospectus carefully and retain for future reference.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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These Notes are offered through	The date of this
GECC CAPITAL MARKETS GROUP, INC.	Prospectus is January 25 , 2001

You should rely only on the information provided in this prospectus or incorporated by reference.

We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. The information in this prospectus is accurate as of the date shown on the front.

References in this prospectus to "we", "us" and "our" are to GE Capital. References to "Agent Bank" are to State Street Bank & Trust Co.

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Where You Can Get More

Information On GE Capital

GE Capital files annual and quarterly and current reports with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain reports we file with the SEC through the SEC Internet site located at http://www.sec.gov. The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

GE Capital's Annual Report on Form 10-K for the year ended December 31, 1999.

GE Capital's Quarterly Report on Form 10-Q for the quarters ended April 1, 2000, July 1, 2000 and September 30, 2000.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of these filings upon written or oral request at no cost. Requests should be directed to: GE Interest Advantage Program, c/o GE Asset Management Services, 777 Long Ridge Road Building B, Stamford, Connecticut 06927, (203) 585-5168.

The GE Interest Advantage Program

Interest

The principal amount of each Note will be equal to all investments made in the Notes by you, plus accrued and reinvested interest, less any redemptions and fees. The Notes will have no stated maturity and will earn interest at floating rates, to be determined by the GE Interest Advantage Committee each week, to be effective the following week. The rate of interest on the Notes will always be greater than the most recent seven-day average yield (non-compounded) for taxable money market funds in the United States as published in Money Fund Report™ * service of iMoneyNet, Inc. (formerly IBC's Money Fund Report). Rates may vary by account balance or other factors as determined by the GE Interest Advantage Committee. Interest on the Notes will accrue daily. The rate of interest paid for any period on the Notes is not an indication or representation of future rates. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment. At your option, you may also have accrued interest credited and automatically reinvested in certain General Electric affliliated mutual funds. If in any week the Money Fund Report™ , a service of iMoneyNet, Inc. is not available or publication of such seven-day average yield is suspended, the seven-day average yield at such time shall be an approximately equivalent rate determined by the GE Interest Advantage Committee.

Fees

There are no Account maintenance fees or charges for checks or check redemptions, no sales loads, and no charges for investing or for ongoing management. There are fees for checks returned for insufficient funds, wire redemptions, stop payment requests and other unusual services, which will be directly debited from your account.

Account Information

You will receive regular statements showing a summary of all transactions made in your Account, interest credited to your Account, beginning and ending balances, and other important information. Redemption checks on which payment has been made will not be returned to you, but the check number, date of payment and the amount of each check will be indicated on your statement.

Agent Bank

We have engaged State Street Bank & Trust Co. as our agent to perform recordkeeping, funds receipt and disbursement, investor servicing and related services under the Program. We refer to State Street Bank & Trust Co. as "Agent Bank" in this prospectus. For these services, we pay the Agent Bank an administrative fee.

How to Invest

To open an Account, complete the application accompanying this prospectus and enclose a check for your initial investment (or, if applicable, a GE payroll deduction card). The minimum initial investment is either $500, $250 if you enroll in the "Auto Invest" service, or $25 per pay period if you are a GE employee utilizing the payroll deduction option. If your Account balance falls below $500, or $100 if you are a GE employee utilizing the payroll deduction option, for the respective time period specified in the Indenture we reserve the right to redeem your Account balance, return the proceeds to you and close your Account.

After your Account is opened, you may purchase additional Notes at any time, without charge, by any of the following methods:

BY QUICK INVEST. If you indicated on your application that you wish to participate in the "Quick Invest" service, you may instruct the Agent Bank by telephone at any time during regular business hours to withdraw any amount of funds (minimum $25) from your pre-designated bank account and credit the funds to your Account through an electronic clearinghouse, or ACH, transfer. To set up "Quick Invest," you must provide us with a voided blank check to verify your checking account. Your investment will be credited and interest will begin to accrue on the business day after the money is transferred to your Account. Investments made by ACH cannot be redeemed until the later of (1) three business days after the electronic transfer is first credited to your Account or (2) when the electronic transfer clears.

BY AUTO INVEST (Automatic monthly investment from a bank account). You may instruct the Agent Bank to withdraw a fixed amount from your checking account on a monthly basis through an ACH transfer (minimum $25) and credit the funds to your Account. To set up "Auto Invest," you must provide us with a voided blank check to verify your checking account. Your investment will be credited and interest will begin to accrue on the business day after the money is transferred to your Account. Investments made by ACH cannot be redeemed until the later of (1) three business days after the electronic transfer is first credited to your Account or (2) when the electronic transfer clears.

BY CHECK MAILED TO AGENT BANK. Mail your investment (minimum $25) to: GE Interest Advantage, P.O. Box 219631, Kansas City MO 64121-9631. Your investment will be credited and interest will begin to accrue on the first business day after the Agent Bank's processing unit receives your check. Investments made by check cannot be redeemed until the later of (1) 15 calender days after the check is first credited to your Account or (2) when the check clears. Third party checks, starter checks, credit card checks, cash and traveler's checks are not acceptable.

BY WIRE TRANSFER. Wire funds to GE Interest Advantage, State Street Bank & Trust Co., ABA #011000028, for further credit to DDA #99061418. Include your name and Account number in the wire instruction. Your money will be credited to your GE Interest Advantage Account and you will begin earning interest on the business day after the wire is received. Investment made by wire transfer can be redeemed one business day after the date of credit.

BY DIRECT INVESTMENT OF YOUR PAYROLL, PENSION OR SOCIAL SECURITY CHECK. You may instruct your employer or the Social Security Administration, as appropriate, to invest your entire payroll, pension or social security check directly in your Account. Your investment will begin to accrue interest on the business day after it is transferred to your Account. Investments made in this manner can be redeemed one business day after the date of credit.

BY PAYROLL DEDUCTION. General Electric Company, its subsidiaries, and certain other companies allow employees to have a fixed amount deducted from each paycheck (minimum $25) and invested in a GE Interest Advantage Account. (GE employees who open an Account and elect payroll deduction do not need to make any initial investment.) Your investment will begin to accrue interest on the business day after it is transferred to your Account. Investments made by Payroll Deduction can be redeemed one business day after the date of credit.

All investments must be made in U.S. dollars drawn on a U.S. bank. You may change or terminate your investments by payroll deduction or other automatic investment at any time.

How To Redeem

You may redeem any part of your Account at any time as described below. Interest on redeemed investments will accrue to and include the date of redemption. You may close your Account only by use of the redemption options described below. Personalized redemption checks will be mailed to you automatically shortly after you open your Account.

REDEMPTION BY CHECK. You may make redemption checks payable to anyone in the amount of $250 or more. If the amount of the redemption check is greater than the balance of the cleared funds in your Account, or less than $250, the check will not be honored and a fee of $20 will be debited from your Account by the Agent Bank. Generally, your redemption will be made on the day the Agent Bank's processing unit receives your redemption check for payment. Even if your Account is held jointly with someone else, only one signature will be required on a redemption check unless you have otherwise specified. The check redemption feature does not create a deposit or a banking relationship with the Agent Bank, GE Capital or General Electric Company.

WRITTEN REDEMPTION. You may redeem any part of your Account (subject to a $500 minimum) or all of your Account by written request, including the signatures of all registered owners (including joint owners) of the Account. A check, payable to the registered owners, for the requested amount (or in an amount equal to the balance of your Account if the Account is being closed) will be mailed to the registered Account address.

WIRE REDEMPTION. You can redeem any part of your Account, subject to a $1,000 minimum, by wire transfer if you have pre-authorized the wire redemption option. Wire redemption proceeds can only be wired to the U.S. bank account you have designated on your application. To change this designation, a written request signed by all registered owners (including joint owners) of the Account, with all signatures guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), brokerage firm, commercial bank or other financial institution must be submitted to the Agent Bank. Funds will be wired no later than the next business day after receipt of your wire redemption request, provided your request is received by 4:00 p.m. Eastern Time on any business day. If your designated bank is not a member of the Federal Reserve system, there may be a delay in wiring funds. Each wire transfer will incur a processing charge of $10 from the Agent Bank, and may also incur an additional charge from your bank or financial institution. The Agent Bank's records of the wire instructions are binding.

TELEPHONE REDEMPTION. You may redeem any part of your Interest Advantage Account (subject to a $50,000 maximum) by telephonic request. A check, payable to the registered owners, for the requested amount (or in an amount equal to the balance of your Account if the Account is being closed) will be mailed to the registered Account address.

GE Interest Advantage Committee

The GE Interest Advantage Committee consists of officers and employees of GE Capital designated by our Board of Directors. The Committee has the full power and authority to amend the Program as described under "Termination, Suspension, or Modification." The Committee may also interpret Program provisions, adopt Program rules and regulations and make certain determinations regarding the Program. The members of the Committee are our President, Executive Vice President and Chief Financial Officer, and Senior Vice President, Corporate Treasury and Global Funding Operation. Alternate members of the Committee designated by the Committee members listed above may also serve from time to time. Alternative members may be officers or employees of GE Capital. Members of the Committee receive no additional compensation for Committee services.

Termination, Suspension or Modification

We expect that the Program will continue indefinitely, but we reserve the right at any time to suspend or terminate the Program entirely, or from time to time to modify the Program in part. We also reserve the right to modify, suspend or terminate any of the investment options and redemption options described above. Written notice of any material modification, suspension or termination will be provided to you at least 15 days prior to the effective date. See "Certain Terms of the Not es--Modification of the Indenture."

Taxes

Interest on the Notes will be taxable as ordinary income for Federal income tax purposes. No part of the taxable interest is excludable from taxable income. State and local income taxes and related reporting may also apply. You should consult your own tax advisor with respect to tax consequences which may be applicable to your particular situation. The Program is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

GE Capital

GE Capital was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies. All of our outstanding common stock is owned by General Electric Capital Services, Inc., which is in turn wholly-owned directly and indirectly by General Electric Company. On May 25, 2000, the Board of GE Capital approved the reincorporation of GE Capital as a Delaware business corporation, however, the completion date is currently uncertain. We operate in five operating segments: consumer services, equipment management, mid-market financing, specialized financing and specialty insurance. GE Capital's principal executive offices are located at 260 Long Ridge Road, Stamford, CT 06927, telephone number (203) 357-4000.

Consolidated Ratio Of Earnings To Fixed Charges Of GE Capital
			Year		Nine Months
			Ended		Ended
			December 31,		September 30,
1995	1996	1997	1998	1999	2000

1.51	1.53	1.48	1.50	1.60	1.64

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.

Use Of Proceeds

The net proceeds from the sale of the Notes will be added to the general funds of GE Capital and will be available for financing our operations.

Certain Terms Of The Notes

The Notes are issued under an Indenture dated as of January 25, 2001, between GE Capital and The Chase Manhattan Bank, as trustee. The statements under this heading are subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statement of which this Prospectus is a part. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference.

General

The Notes are issuable in any amount and each Note will mature on demand by you or upon such date as we terminate the Program or redeem such Notes as described below. The Notes are unsecured and rank equally and ratably with all other unsecured and unsubordinated indebtedness of GE Capital. Neither the Indenture nor any other instrument to which GE Capital is a party limits the principal amount of the Notes or any other indebtedness of GE Capital that may be issued. The Notes will not be subject to any sinking fund. The Notes will be issued in uncertificated form and you will not receive any certificate or other instrument evidencing the Notes other than the Account opening confirmation and quarterly statements sent to you. All funds invested in Notes, together with interest accrued thereon, and redemptions, if any, will be recorded on a register maintained by the Agent Bank.

Optional Redemption By GE Capital

We may redeem, at any time at our option, all or any part of the Notes. Any partial redemption of Notes will be effected by lot, or pro rata, or by any other method that is deemed fair and appropriate by the trustee for the Notes, except that we may redeem all of the Notes held in an Account not meeting guidelines established by the GE Interest Advantage Committee. We will give at least 30 days prior written notice to you if we decide to redeem your Note. The Note (or portion thereof) being so redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption, will be paid by check to the registered holder of the Note. Interest on the redeemed amount shall cease to accrue on and after the effective date of redemption .

Modification Of The Indenture

The Indenture permits us and the trustee for the Notes, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time outstanding:

  to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture, or to modify in any manner the rights of the holders of Notes.

However, the Indenture provides that, unless each holder agrees, we cannot:

  change the character of the Notes from being payable upon demand, reduce the principal amount of any Note, or
  reduce the 66 2/3 percentage of the aggregate principal amount of Notes needed to make any addition or modification.

Events Of Default

An event of default with respect to the Notes is defined in the Indenture as being:

  default for 20 days in payment of any principal or interest on any Note which is not due to administrative error. An administrative error shall not be considered an event of default unless such error shall have continued uncorrected for a period of 30 days after written notice to the Agent Bank and the trustee for the Notes (with a copy to GE Capital). The trustee for the Notes to be the sole judge of whether an administrative error has been corrected;
  default for 60 days after written notice to GE Capital in the performance of any other covenant with respect to the Notes; or
  certain events of bankruptcy, insolvency or reorganization.

Each year, the Indenture requires us to file with the trustee for the Notes a written statement as to the presence or absence of certain defaults under the Indenture. The trustee for the Notes shall, within 90 days after the occurrence of a default in respect of the Notes, give to the holders thereof notice of all uncured and unwaived defaults known to it (the term default to mean the events specified above without grace periods). The trustee for the Notes shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Notes except in the case of default in the payment of principal or interest on any of the Notes. The Indenture provides that during the continuance of an event of default, either the trustee for the Notes or the holders of 25% in aggregate principal amount of the outstanding Notes may declare the principal of all such Notes to be due and payable immediately. However, under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such Notes then outstanding. The holders of a majority in principal amount of Notes then outstanding may also waive on behalf of all holders past defaults with respect to the Notes except, unless previously cured, a default in payment of principal of or interest on any of the Notes.

Concerning The Trustee

The trustee for the Notes acts as trustee under several other indentures with GE Capital, pursuant to which a number of series of senior, unsecured notes of GE Capital are presently outstanding.

Plan Of Distribution

The Notes are offered in the United States only, on a continuing basis through GECC Capital Markets Group, Inc., a wholly owned subsidiary of GE Capital, acting as agent. The offering is being made pursuant to the requirements of Rule 2720 of the Conduct Rules of the National

Association of Securities Dealers, Inc. No commissions will be paid to such agent for any sales resulting from its efforts. We also may from time to time designate other agents through whom Notes may be offered. We reserve the right to withdraw, cancel or modify the offer to sell Notes at any time. We have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole, or in part.

Legal Opinion

The legality of the Notes has been passed upon for GE Capital by Glenn J. Goggins, Associate General Counsel--Treasury Operation and Assistant Secretary of GE Capital. Mr. Goggins, together with members of his family, owns, has options to purchase and has other interests in shares of common stock of General Electric Company.

Experts

The audited financial statements incorporated in this prospectus by reference to GE Capital's Annual Report on Form 10-K for the year ended December 31, 1999 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone else to provide you with information that is different. We are not making an offer of these notes in any state where the offer is not permitted. The information in this document is current only as of the date of this document, regardless of the time of delivery of this document or any sale of the notes.

TABLE OF CONTENTS

Page

Where You Can Get More Information On GE Capital 2

The GE Interest Advantage Program 2

GE Capital 6

Use of Proceeds 7

Certain Terms of the Notes . 7

Plan of Distribution . 9

Legal Opinion... 9

Experts 9

GE INTEREST ADVANTAGE

GENERAL ELECTRIC
CAPITAL CORPORATION

$3,000,000,000

VARIABLE DENOMINATION FLOATING
RATE DEMAND NOTES

GE CAPITAL LOGO

For information concerning GE Interest Advantage write to:

GE INTEREST ADVANTAGE

P.O. BOX 219631
Kansas City, MO 64121-9631

OR CALL:
1-800-242-0134

FOR RATE INFORMATION CALL:
1-800-242-0134

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

Exhibit Number Description

1(a) Distribution Agreement dated February 1, 1992 between General Electric Capital Corporation and GECC Capital Markets Group, Inc. (incorporated by reference from Exhibit 1 to the Company's Registration Statement on Form S-3, File No. 333-59977)

1(b) Letter Agreement between General Electric Capital Corporation and GECC Capital Markets Group, Inc. dated as of January 25, 2001.

4(a) Form of Indenture dated as of October 1, 1991 between the Company and Mercantile-Safe Deposit and Trust Company, as Trustee (incorporated by reference from Exhibit 4 to the Company's Registration Statement on Form S-3, File No. 33-43420).

4(b) First Supplemental Indenture dated as of May 11, 1994 to the Indenture dated as of October 1, 1991 between the Company and Mercantile-Safe Deposit and Trust Company, as Trustee (incorporated by reference from Exhibit 4(b) to the Company's Registration Statement on Form S-3, File No. 333-59977).

4(c) Second Supplemental Indenture dated as of August 15, 1996 to the Indenture dated as of October 1, 1991 between the Company and The Chase Manhattan Bank, as successor trustee (incorporated by reference from Exhibit 4(c) to the Company's Registration Statement on Form S-3, File No. 333-59977).

4(d) First Amended and Restated Indenture dated as of January 25, 2001 between the Company and The Chase Manhattan Bank, as successor trustee.

5 Opinion and consent of Glenn J. Goggins, Associate General Counsel -Treasury Operation and Assistant Secretary of the Company.

12 Computation of ratio of earnings to fixed charges (incorporated by reference from Exhibit 12 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 1-6461).

23 Consent of KPMG LLP (contained in Part II of this Registration Statement). Consent of Glenn J. Goggins is included in his opinion referred to in Exhibit 5 above.

24 Power of Attorney (incorporated by reference from Exhibit 24 to the Company's Registration Statement on Form S-3, File No. 333-59977).

25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, in respect of the Indenture filed as Exhibit 4(d).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 25th day of January, 2001.

GENERAL ELECTRIC CAPITAL CORPORATION
By /s/ Jeffrey S. Werner .
Jeffrey S. Werner
(Senior Vice President - Corporate Treasury & Global
Funding Operation)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*DENIS J. NAYDEN	Chairman, Chief Executive
--------------	Officer and Director
(Denis J. Nayden)

*JAMES A. PARKE	Vice Chairman, Chief Financial Officer and Director
--------------	(Principal Financial Officer)
(James A. Parke)

/s/ Jeffrey S. Werner	Senior Vice President --	January 25, 2001
--------------	Corporate Treasury and Global
(Jeffrey S. Werner)	Funding Operation

* NANCY E. BARTON
--------------	Director
(Nancy E. Barton)

* JAMES R. BUNT
--------------	Director
(James R. Bunt)

* DENNIS D. DAMMERMAN
--------------	Director
(Dennis D. Dammerman)

* BENJAMIN W. HEINEMAN, JR.
--------------	Director
(Benjamin W. Heineman, Jr.)

* JEFFREY R. IMMELT
--------------	Director
(Jeffrey R. Immelt)

* JOHN H. MYERS
--------------	Director
(John H. Myers)

* MICHAEL A. NEAL
--------------	Director
(Michael A. Neal)

* JOHN M. SAMUELS
--------------	Director
(John M. Samuels)

* EDWARD D. STEWART
--------------	Director
(Edward D. Stewart)

* JOHN F. WELCH, JR.
--------------	Director
(John F. Welch, Jr.)

* JOAN C. AMBLE	Vice President and Controller
--------------	(Principal Accounting Officer)
(Joan C. Amble)

/s/ Jeffrey S. Werner	Attorney-in-fact	January 25, 2001
--------------
(Jeffrey S. Werner)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the Post-Effective Amendment dated January 25, 2001 to the Registration Statement on Form S-3 (the "Amendment") of General Electric Capital Corporation of our report dated February 4, 2000 relating to the statement of financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 1999 and 1998, and the related statements of earnings, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule, which report appears in the December 31, 1999 annual report on Form 10-K of General Electric Capital Corporation.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP

Stamford, Connecticut

January 25, 2001

EXHIBIT INDEX

Exhibit Number	Description
1(a)

Distribution Agreement dated February 1, 1992 between General Electric Capital Corporation and GECC Capital Markets Group, Inc. (incorporated by reference from Exhibit 1 to the Company's Registration Statement on Form S-3, File No. 333-59977).

1(b)	Letter Agreement between General Electric Capital Corporation and GECC Capital Markets Group, Inc. dated as of January 25, 2001.
4(a)

Form of Indenture dated as of October 1, 1991 between the Company and Mercantile-Safe Deposit and Trust Company, as Trustee (incorporated by reference from Exhibit 4 to the Company's Registration Statement on Form S-3, File No. 33-43420).

4(b)

First Supplemental Indenture dated as of May 11, 1994 to the Indenture dated as of October 1, 1991 between the Company and Mercantile-Safe Deposit and Trust Company, as Trustee (incorporated by reference from Exhibit 4(b) to the Company's Registration Statement on Form S-3, File No. 333-59977).

4(c)

Second Supplemental Indenture dated as of August 15, 1996 to the Indenture dated as of October 1, 1991 between the Company and The Chase Manhattan Bank, as successor trustee (Incorporated by reference from Exhibit 4(c) to the Company's Registration Statement on Form S-3, File No. 333-59977).

4(d)	First Amended and Restated Indenture dated as of January 25, 2001 between the Company and The Chase Manhattan Bank, as successor trustee.
5	Opinion and consent of Glenn J. Goggins, Associate General Counsel-Treasury Operation and Assistant Secretary of the Company).
12

Computation of ratio of earnings to fixed charges (incorporated by reference from Exhibit 12(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 1-6461).

23	Consent of KPMG LLP (contained in Part II of this Registration Statement). Consent of Glenn J. Goggins is included in his opinion referred to in Exhibit 5 above.
24	Power of Attorney (incorporated by reference from Exhibit 24 to the Company's Registration Statement on Form S-3, File No. 333-59977).
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, in respect of the Indenture filed as Exhibit 4(d).